EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 19, 2001 (except Note 7, as to which the date is February 9, 2001), with respect to the financial statements of American Freightways Corporation included in the Registration Statement (Form S-4) and related Prospectus of FedEx Corporation for the registration of $250,000,000 of 6 5/8% Notes due 2004, $250,000,000 of 6 7/8% notes due 2006 and $250,000,000 of 7 1/4% Notes due 2011.

                                               /s/ Ernst & Young LLP

Little Rock, Arkansas
April 27, 2001